Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Americas do Brasil, LTDA	Brazil
Vishay Infrared Components Inc.	California
Spectec Logistics, Inc.	Delaware
Nippon Vishay, K.K.	Japan	(p)
Vishay VSH Holdings, Inc.	Delaware
Vishay Insurance, Ltd.	Ireland
Vishay Dale Electronics, Inc.	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay Sprague Holdings Corp.	Delaware
Vishay Sprague, Inc.	Delaware
Vishay Vitramon do Brazil Ltda.	Brazil
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada, Ltd.	Canada
Sprague France S.A.S.	France
Siliconix Incorporated	Delaware
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, Inc.	Delaware
Siliconix Technology C.V.	Netherlands	(a)
Vishay Siliconix Holding GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
ECOMAL S.r.O.	Czech Republic
Vishay Siliconix (Taiwan) Ltd.	Taiwan
Vishay Siliconix Electronic Co. Ltd.	Taiwan
Shanghai Simconix Electronic Company Ltd.	China	(b)
Siliconix Ltd.	United Kingdom
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Asia Logistics Ltd.	Singapore
Vishay Semiconductor India Ltd.	India
Hempstead Trading Limited	Hong Kong
Hempstead Trading (Shenzhen) Co. Ltd.	China
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
General Semiconductor of Taiwan, Ltd.	Taiwan
Vishay Asia GS Investments Pte., Ltd.	Singapore
General Semiconductor International Corp.	New York
General Semiconductor Japan, Ltd.	Japan	(d)
ATC Corp.	Delaware
Vishay General Semiconductor France S.A.S.	France
General Semiconductor Hong Kong Ltd.	Hong Kong
General Semiconductor (Deutschland) GmbH	Germany

Subsidiaries of the Registrant (continued)

Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay Capacitors Belgium NV	Belgium
Vishay Resistors Belgium BVBA	Belgium
Vishay BCcomponents UK Ltd	United Kingdom
Valen Ltd.	Hong Kong
Vishay Passives Shanghai Co., Ltd	China
Vishay Components India Pvt. Ltd	India	(e)
BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
Vishay Components (Huizhou) Co. Ltd.	China
Vishay Trading (Shanghai) Co. Ltd	China
Vishay Precision Group, Inc.*	Delaware
Vishay Measurements Group, Inc. *	Delaware
Vishay Transducers Ltd.*	Delaware
Vishay Precision Asia Investments Pte. Ltd*	Singapore
Tedea-Huntleigh (Beijing) Electronics Co. Ltd*	China
High Goals Investments Limited*	British Virgin Islands
Vishay Precision Transducers India Private Ltd.	India
Vishay Precision Holdings B.V.*	Netherlands
Meadowgrip Limited*	United Kingdom
Selectaid Ltd.*	United Kingdom
Revere Transducers Europe, BV*	Netherlands
SI Washington Lease Inc.*	Washington
Vishay BLH Inc.*	Delaware
Pharos de Costa Rica S.A.*	Costa Rica
Vishay Transducers India Limited*	India
Vishay Celtron (Tianjin) Technologies Co., Ltd.*	China	(f)
Vishay Celtron Technologies, Inc. *	Taiwan
Vishay Precision Foil, Inc.*	Delaware
Vishay Precision Foil GmbH*	Germany
Vishay Measurement Group GmbH*	Germany
Powertron GmbH*	Germany
Vishay Alpha Electronics K.K.*	Japan
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Japan K.K.	Japan
Vishay Hong Kong Ltd.	Hong Kong
Vishay Korea Co. Ltd.	Korea	(q)
Vishay (Taiwan) Ltd.	Taiwan
Vishay (Thailand) Limited	Thailand

Subsidiaries of the Registrant (continued)

Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel	(g)
Dale Israel Electronics Industries, Ltd.	Israel
Tedea-Huntleigh B.V.*	Netherlands
Tedea-Huntleigh International Ltd *	Israel
T-H Technology Ltd*	Israel
Vishay Measurements Group France, S.A. *	France
SCI Vijafranc*	France
T-H Industrial Properties Ltd*	Israel
Tedea-Huntleigh, Inc.*	California
Draloric Israel Ltd.	Israel
V.I.E.C. Ltd.	Israel
Vishay PM Group Limited*	United Kingdom
Vishay PM Onboard Limited*	United Kingdom
Vishay PME France SARL*	France
Vishay PM Belgium NV*	Belgium	(h)
Vishay Waste Collection Systems NV*	Belgium	(i)
PM Benelux	Belgium
Vishay Waste Collection Systems BV*	Netherlands	(j)
Vishay PM Onboard (Ireland) Limited*	Ireland
Vishay MD Technik GmbH*	Germany
Waste Collection Systems Ltd.	United Kingdom
Fleet Weighing Services Ltd.	United Kingdom
PM Electronics Ltd.	United Kingdom
Vishay Advanced Technology, Ltd.*	Israel
Vilna Equities Holding, B.V.	Netherlands
Measurements Group (U.K.) Ltd.*	United Kingdom
Vishay Europe GmbH	Germany	(k)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay BCcomponents Holding GmbH	Germany
Vishay BCcomponents Beyschlag GmbH	Germany
Vishay BCcomponents Vertriebs GmbH	Germany
Vishay Electronic GmbH	Germany
Roederstein GmbH	Germany
Roederstein Electronics Portugal Lda.	Portugal
ECOMAL Deutschland GmbH	Germany
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL UK Ltd.	United Kingdom
Vishay Electronic SPOL SRO	Czech Republic

Subsidiaries of the Registrant (continued)

Vishay S.A.	France	(l)
Ultronix, Inc.	Delaware
E-Sil Components Ltd.	United Kingdom
Vishay Ltd.	United Kingdom
Heavybarter, Unlimited	United Kingdom
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware
Angstrohm Precision Inc.	Delaware
Angstrohm Holdings Inc.	Delaware
Sfernice, Ltd.	United Kingdom
Vishay Nobel AB*	Sweden
AB Givareteknik*	Sweden
Vishay Nobel AS*	Norway
Facility Service GmbH	Germany	(m)
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(n)
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Asia Investments Pte. Ltd.	Singapore	(o)
Shanghai Vishay Semiconductors Ltd.	China
General Semiconductor (China) Co., Ltd.	China
Vishay Xi'an Micro-Electronics Co. Ltd.	China
Vishay Hungary Elektronikai KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Phoenix do Brasil Ltda	Brazil
Vishay Europe Logistics GmbH	Germany
Vishay Automotive Systems GmbH	Germany
____________________
* indicates a subsidiary that is included in the intended spin-off of the Vishay Precision Group

Subsidiaries of the Registrant (continued)

(a) -	Registrant’s indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.
(b) -	Registrant’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -	Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(d) -	Registrant’s indirect ownership percentage in General Semiconductor Japan, Ltd. is 100%; 50% is owned by its wholly owned subsidiary General Semiconductor International and 50% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(e) -	Registrant’s indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 45% is owned directly and 55% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(f) -	Registrant’s indirect ownership percentage in Celtron Tianjin is 100%; 89% is owned by its indirectly wholly owned subsidiary Vishay Transducers, Ltd. and 11% is owned by its indirectly wholly owned subsidiary High Goals Investments Limited.
(g) -	Registrant’s indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.
(h) -	Registrant’s indirect ownership percentage in Vishay PM Belgium NV is 100%; 50% is owned by its indirectly wholly owned subsidiary Vishay PM Group Limited and 50% is owned by its indirectly wholly owned subsidiary Vishay PM Onboard Limited.
(i) -	Registrant’s indirect ownership percentage in Vishay Waste Collection Systems Belgium NV is 98%.
(j) -	Registrant’s indirect ownership percentage in Vishay Waste Collection Systems BV is 90%.
(k) -	Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 86% is owned by its wholly owned subsidiary Vishay Israel Limited and its affiliates; 13% is owned directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Electronics, Inc.
(l) -	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%.
(m) -	Registrant’s indirect ownership percentage in Facility Service GmbH is 50%.
(n) -	Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada, 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH, and 2% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.
(o) -	Registrant’s indirect ownership percentage in Vishay Asia Investments Pte. Ltd. is 100%, 70% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd. and 30% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd.
(p) -	Registrant’s indirect ownership percentage in Nippon Vishay, K.K. is 100%, 83.3% is owned directly and 16.7% is owned by its indirectly wholly owned subsidiary Vishay Sprague, Inc.
(q) -	Registrant’s indirect ownership percentage in Vishay Korea Ltd. is 100%, 61.0% is owned by its indirectly wholly owned subsidiary Vishay Intertechnology Asia Pte Ltd. and 39.0% is owned by its indirectly wholly owned subsidiary Vishay GSI, Inc.